UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 8, 2004



                             Service Air Group Inc.
             (Exact Name of Registrant as Specified in its Charter)

       New Jersey                   000-30329                           22-3719171
(State of incorporation)        (Commission File No.)                 (IRS Employer
                                                                    Identification No.)


             5455 Airport Road South, Richmond, B.C. Canada V7B 1B5
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including area code: (604) 722-2147



Item 1.01. Entry into a Material Definitive Agreement

On September 8, 2004, Service Air Group, Inc. (New Jersey) entered into an Agreement for Exchange of Stock for Assets with Service Air Group Canada, a British Columbia, Canada, private company (SAG), whereby SAG agreed to, SAG Canada and a majority of its Shareholders agreed to sell, assign, transfer and convey, exclusively to Service Air Group, Inc., all of SAG Canada's right, title, and interest, in and to the following assets ("Asset"): 100% of the Projected Net Income of SAG Canada and 100% of the assets listed on its financial statements prepared by "Kanster Johal (Charted Accountants)" dated February 19, 2004. Service Air Group, Inc. agreed to issue pro rata 4,125,000 shares of its restricted common stock to the Shareholders of SAG Canada

A conformed copy of the Agreement for Exchange of Stock for Assets is attached to this Report as Exhibit 3.1.

Item 2.01. Completion of Acquisition or Disposition of Assets.
See Item 1.01, above

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Agreement for Exchange of Stock for Assets, referred to in Item 1.01, above, on September 8, 2004, the Company issued 4,125,000 shares of its common stock to the shareholders of SAG Canada; all shares were issued in reliance on an exemption from registration under section 4 (2) of the Securities Act of 1933, as amended; the shares are restricted in their transferability under SEC Rule 144.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Date: November 5, 2004

                                   SERVICE AIR GROUP, INC.


                                   By: /s/ Mohammad Sultan
                                           Mohammad Sultan, CFO/Director


Exhibit 10.1  - Agreement for Exchange of Stock for Assets